UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2015
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tesoro Logistics LP (the “Partnership”) announced the appointment of Don Sorensen, age 47, as Vice President, Operations of Tesoro Logistics GP LLC (“TLGP), effective January 22, 2015. In this role, Mr. Sorensen will assume responsibility for the Partnership’s operations. This appointment replaces Keith Casey who has served as Vice President, Operations since July 24, 2014. Mr. Casey will continue to serve on the Board of Directors of TLGP.

Mr. Sorensen previously served as Vice President, Integration since August 2012, most recently leading the integration effort on the Partnership’s newly acquired logistics assets. Mr. Sorensen also previously served as vice president of Tesoro Corporation’s Anacortes refinery from 2007 to 2012. Mr. Sorensen also previously served as manager of Tesoro Corporation’s Anacortes refinery from 2007 to 2012. Mr. Sorensen holds a Bachelor of Science degree in chemical engineering from the Colorado School of Mines, and a Master of Business Administration from the University of Utah.

In connection with his new position, Mr. Sorensen will receive an initial base salary of $380,000 and will be eligible to participate in the Tesoro Corporation’s annual incentive compensation program (the “Program”) with a target bonus opportunity equal to 60% of his base salary. His actual bonus will be based on actual performance relative to goals established under the Program.

Responsibility and authority for compensation-related decisions for Mr. Sorensen will reside with the compensation committee of the board of directors of Tesoro Corporation and the Chairman and the independent directors on the board of directors of TLGP. All determinations with respect to awards to be made under the Tesoro Logistics LP 2011 Long-term Incentive Plan will be made by the board of directors of TLGP, or any committee thereof that may be established for such purpose, following the recommendation of the compensation committee of the board of directors of Tesoro Corporation.

Item 7.01	Regulation FD Disclosure.

On January 22, 2015, the Partnership issued a press release (the “Press Release”) announcing the declaration of its quarterly distribution. A copy of the Partnership’s Press Release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2014 fourth quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.  Accordingly, the information in Item 7.01 of this Current Report, including the Press Release, will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of the Partnership issued on January 22, 2015, announcing the declaration of its quarterly distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2015

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press release of the Partnership issued on January 22, 2015, announcing the declaration of its quarterly distribution.

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